UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 2, 2010, Exopack Holding Corp. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of financial institutions, which amends and restates the Company’s Amended and Restated Credit Agreement dated as of October 31, 2007. The Credit Agreement provides for a secured revolving credit facility in an amount of up to $125.0 million, which includes a Canadian dollar sub-facility available to the Company’s Canadian subsidiaries for up to $25.0 million (or the Canadian dollar equivalent).  Availability under the Credit Agreement is subject to borrowing base limitations described in the Credit Agreement for both the U.S. and the Canadian subsidiaries.

Under the Credit Agreement, in general, interest will accrue on amounts outstanding under the U.S facility at a variable annual rate equal to the U.S. Index Rate (as defined therein) plus 2.0%, or at the Company’s election, at an annual rate equal to the LIBOR Rate (as defined therein) plus 3.0%.  In general, interest will accrue on amounts outstanding under the Canadian sub-facility at a variable rate equal to the Canadian Index Rate (as defined therein) plus 2.0%, or at the Company’s election, at an annual rate equal to the BA Rate (as defined therein) plus 3.0%.

In general, in the absence of an event of default, the Credit Agreement matures at the earliest of (a) July 2, 2014, (b) ninety (90) days prior to the stated maturity of the 11 1/4% Senior Unsecured Notes due February 1, 2014 issued by the Company in an aggregate original principal amount up to $245.0 million, and (c) ninety (90) days prior to the stated maturity of the Bemis Debt (as such term is defined in the Credit Agreement).

The Credit Agreement contains certain customary affirmative and negative covenants that restrict the Company’s and its subsidiaries’ ability to, among other things, incur additional indebtedness, grant liens, engage in mergers, acquisitions and asset sales, declare dividends and distributions, redeem or repurchase equity interests, incur contingent obligations, prepay certain subordinated indebtedness, make loans, certain payments and investments and enter into transactions with affiliates.

Under the Credit Agreement, the Company is obligated to pay customary closing fees, letter of credit fees and unused line fees for a credit facility of this size and type.

The foregoing description of the Credit Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01, “Entry Into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

                The list of exhibits in the Exhibit Index are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: July 8, 2010	By:	/s/ Jack E. Knott
Name: Jack E. Knott
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                  Description

10.1

Second Amended and Restated Credit Agreement, dated as of January 31, 2006, as Amended and Restated as of October 31, 2007, as further Amended and Restated as of July 2, 2010, by and among Exopack, LLC, Cello-Foil Products, Inc., Exopack Performance Films Inc., and Exopack-Newmarket, Ltd. as Borrowers, and the other persons party thereto that are designated as Credit Parties and General Electric Capital Corporation, as US Agent, US L/C Issuer and US Lender, and GE Canada Finance Holding Company, as Canadian Agent, Canadian L/C Issuer and Canadian Lender, and the other financial institutions party thereto, as Lenders.